EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations

Rob Graham

Microtune, Inc.

972-673-1850

investor@microtune.com

MICROTUNE ANNOUNCES FOURTH QUARTER 2003 RESULTS

Plano, TX, February 24, 2004—Microtune®, Inc. (TUNE.PK) announced today financial results for its fourth quarter ended December 31, 2003.

FINANCIAL RESULTS SUMMARY

The Company’s net revenue and net loss for its fourth quarter ended December 31, 2003 were $10.6 million and $10.3 million, or $0.20 per share, respectively. The Company’s net revenues included royalty revenues of approximately $0.7 million and the Company’s net loss for the quarter included a charge of $1.2 million associated with the shut down of its wireless operations.

The Company ended the quarter with cash and investments of $73.4 million, a $7.9 million decline from the immediately preceding quarter. The Company paid $1.5 million in settlement of a legal matter during the quarter.

CONFERENCE CALL

The Company will hold a conference call and webcast on February 26, 2004 at 7:30 a.m. Central Time/8:30 a.m. Eastern Time to discuss its Q4 results and its outlook for the future.

Interested parties may listen to the conference call via the Internet by accessing Microtune’s website at www.microtune.com or by calling 712-257-0232 (passcode: earnings). A replay will be available through March 13, 2004 by calling 402-220-9716 or on the Company’s website at www.microtune.com.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF)-based solutions for the worldwide broadband communications and transportation electronics markets. Inventors of the MicroTuner™ single-chip broadband tuner, the Company offers a portfolio of advanced tuner, amplifier, and transceiver products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 28 U.S. patents for its technology, with approximately 50 applications pending approval that span its RF products, containing more than 2000 supporting claims. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

-MORE-

MICROTUNE FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally accompanied by words such as “plan”, “if”, “estimate”, “expect”, “believe”, “could”, “would”, “anticipate”, “may”, or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ include the Company’s ability to introduce new products, forecast revenue and manage inventory levels, control and budget expenses, and successfully prosecute and defend the various lawsuits, any of which may cause the Company’s financial results to fluctuate. Readers are referred to the reports and documents filed by Microtune with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2002 and Form 10Q for the quarters ended March 31, 2003, June 30, 2003 and Sept. 30, 2003.

-END-

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner, MicroStreamer, and VideoCaster are trademarks of Microtune, Inc. All company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated.

Copyright © 2004 Microtune, Inc. All rights reserved.

Microtune, Inc.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$53,337	$101,278
Short term investments	6,045	—
Accounts receivable, net	4,260	7,625
Inventories	4,165	11,852
Other current assets	4,309	2,008

Total current assets	72,116	122,763

Property and equipment, net	7,504	17,805
Long term investments	14,028	5,000
Intangible assets, net	6,564	10,599
Other assets and deferred charges	447	929

Total assets	$100,659	$157,096

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,195	$8,681
Accrued compensation	1,182	1,434
Accrued expenses	3,945	15,009
Deferred revenue	147	—

Total current liabilities	12,469	25,124

Other noncurrent liabilities	1,466	1,283
Commitments and contingencies

Stockholders’ equity	86,724	130,689

Total liabilities and stockholders’ equity	$100,659	$157,096

Microtune, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Net revenue	$10,620	$11,965	$46,193	$65,806
Cost of revenue	6,567	24,297	36,603	57,888

Gross margin	4,053	(12,332)	9,590	7,918
Operating expenses:
Research and development:
Stock option compensation	358	2,793	2,415	10,522
Other	4,404	6,864	21,647	36,832

	4,762	9,657	24,062	47,354

Selling, general and administrative:
Stock option compensation	58	708	1,725	2,874
Other	10,090	5,102	33,777	21,238

	10,148	5,810	35,502	24,112
Restructuring	1,005	6,872	627	11,383
Amortization of intangible assets	1,048	3,100	4,231	11,178
Impairment Expense—GW and Intangibles	49	97,616	49	97,616

Total operating expenses	17,012	123,055	64,471	191,643

Loss from operations	(12,959)	(135,387)	(54,881)	(183,725)
Other income (expense):
Interest income	255	503	1,340	2,828
Foreign currency gains (losses), net	1,837	342	2,943	(1,406)
Other	(33)	7	55	(46)

Loss before provision for income taxes	(10,900)	(134,535)	(50,543)	(182,349)
Income tax expense (benefit)	(573)	(271)	(203)	513

Net loss	$(10,327)	$(134,264)	$(50,340)	$(182,862)

Basic and diluted loss per common share	$(0.20)	$(2.66)	$(1.00)	$(3.50)
Weighted-average shares used in computing basic and diluted loss per common share	51,057	50,406	50,376	52,291

MICROTUNE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended December 31,
	2003	2002	2001
Operating activities:
Net loss	$(50,340)	$(182,862)	$(67,219)
Adjustments to reconcile net loss to cash used in operating activities, net of effects of business combinations:
Depreciation	6,490	7,114	6,975
Amortization of intangible assets and goodwill	4,231	11,178	8,011
Impairments of intangible assets and goodwill	49	97,616	—
Acquired in-process research and development	—	—	34,106
Non-cash restructuring costs	2,124	5,381	920
Foreign currency (gains) losses, net	(2,943)	1,406	2,103
Amortization of deferred stock option compensation	4,140	13,396	4,074
Loss on sale of assets	612	—	—
Gain on sale of MHDC	(1,627)	—	—
Allowance for uncollectible accounts receivable	(243)	228	136
Write-off of uncollectible loan receivable	518	—	1,026
Deferred income taxes	—	—	(2,501)
Changes in operating assets and liabilities:
Accounts receivable, net	3,608	2,626	1,695
Inventories	2,206	(1,702)	6,268
Other assets	3,045	136	(1,555)
Accounts payable	(1,197)	825	499
Accrued expenses	(8,640)	1,029	856
Accrued compensation	(203)	(921)	441

Net cash used in operating activities	(38,170)	(44,550)	(4,165)
Investing activities:
Acquisition of SPaSE (Holding), B.V., net of cash acquired	—	—	(3,040)
Net cash acquired in acquisition of Transilica Inc.	—	—	1,734
Purchases of property and equipment	(759)	(6,378)	(9,580)
Proceeds from sale of Philippine manufacturing assets	2,291	—	—
Sale of MHDC	(934)	—	—
Sale of property and equipment	784	448	211
Loans receivable	(46)	(130)	(1,148)
Proceeds from sale of available for sale investments	14,000	5,000	—
Proceeds from maturity and redemption of held to maturity investments	3,000	—	—
Purchase of available for sale investments	(23,000)	(10,000)	—
Purchase of held to maturity investments	(9,045)	—	—
Acquisition of intangible assets	(523)	(8,465)	(79)

Net cash used in investing activities	(14,232)	(19,525)	(11,902)
Financing activities:
Proceeds from issuance of common stock	1,413	1,804	112,820
Repurchases of common stock	—	(7,711)	—
Proceeds from loans receivable from stockholders	105	(362)	753
Other, net	—	(121)	84

Net cash provided by (used in) financing activities	1,518	(6,390)	113,657
Effect of foreign currency exchange rate changes on cash	2,943	(1,406)	(2,091)

Net increase (decrease) in cash and cash equivalents	(47,941)	(71,871)	95,499
Cash and cash equivalents at beginning of year	101,278	173,149	77,650

Cash and cash equivalents at end of year	$53,337	$101,278	$173,149